LEASE AGREEMENT


THIS LEASE AGREEMENT DATED THIS 20TH DAY OF OCTOBER, 2004 AND MADE BETWEEN:

CHINA HEALTH HOLDING INC.

(hereinafter referred to as the "Sub-Lessee")

and

INSIGNIA OFFICE CENTERS (VANCOUVER) INC.

(hereinafter referred to as the "Sub-Lessor")

We hereby agree that this Lease Agreement will be on the terms and conditions hereafter set forth and shall constitute a legal binding contract, for premises on the 6th floor, 666 Burrard Street, Vancouver, BC.

(1)  The Leased Premises:          Suite # 605 See Schedule "A" attached.


     Monthly Basic Rent:           $1200.00


     Commencement Date:            January 1, 2005

(2) This Lease Agreement is based on a minimum twelve (12) month tenancy and shall automatically renew itself at market rates for subsequent twelve (12) month terms unless a notice of termination is delivered in writing by either party 90 days prior to the anniversary of the termination date of this Lease Agreement. Should the Sub-Lessee issue a notice of termination or a notice of non-renewal and subsequently overhold beyond the expiry of the Lease, then the Lease shall be considered to be automatically renewed for a subsequent term of twelve (12) months.

(3) The Monthly Basic Rent includes: Furnished office (as set out in Schedule "D" and Schedule "E") with personalized telephone answering, client reception, property taxes, janitorial maintenance, building operating costs, complimentary coffee, boardroom privileges, and such other services as outlined herein.

(4) Monthly Basic Rent, services and costs incurred and invoiced are due and payable on the first of each month. Interest will be charged at the rate of 15% per annum on overdue accounts.

(5) The Sub-Lessee is responsible for insuring all contents within the Leased Premises. The Sub-Lessor will not be responsible for the Sub-Lessee's property or that of the Sub-Lessee's visitors unless any loss is due to the Sub-Lessor's gross negligence or wilful misconduct.

(6) The Sub-Lessor will not be liable for injuries to the Sub-Lessee or his/her clients unless such injuries are due to the Sub-Lessor's gross negligence or wilful misconduct.

(7) The Sub-Lessee shall be liable to pay all sales taxes which shall mean any and all taxes, fees, levies, charges, assessments, rates, duties and excises (whether characterized as sales taxes, purchase taxes, value-added taxes, good and services taxes) or which the Sub-Lessor is liable to pay, and which are levied, rated or assessed on the act of entering into this lease or otherwise on account of the Lease Agreement, on the use or the occupancy of the Leased Premises or any portion thereof, on the Monthly Basic Rent payable under this Lease Agreement or any portion thereof.

(8) The Sub-Lessor shall continue to hold a Security/damage deposit in the amount of $1,000.00 which is subject to the following conditions:

     a) The security/damage deposit is not to be applied to Monthly Basic Rent or services.

     b) The security/damage deposit shall be held by the Sub-Lessor to the termination of this Lease Agreement and vacant possession of the Leased Premises. (The Sub-Lessor shall have the right to offset any damage to the Leased Premises including damage to the Sub-Lessor's furniture (excluding normal wear and tear) as well as any arrears due upon the termination of this Lease Agreement.)

     c) In the event the Sub-Lessee's account is in good standing and there are no offsetting charges, the Sub-Lessor will refund the deposit to the Sub-Lessee after 60 days.

(9) The Sub-Lessee shall be responsible for all telephone and long distance charges incurred by it. Prices are subject to change without notice by the telephone provider and long-distance carrier. Sub-Lessor accepts no responsibility for any charges to Sub-Lessee's account relating to unauthorized access to telephone equipment or lines.

(10) All contact with building management on any maintenance and/or service related item must be handled directly by the Sub-Lessor.

(11) The Sub-Lessee is bound by the same rules, regulations and conditions as outlined in Schedule "C" attached hereto.

(12) The Sub-Lessee agrees to pay their proportionate share of any reasonable increase in the building operating costs (including realty taxes) as determined by the building owners on an annual basis provided, however, that the amount for the initial term of the Lease Agreement will be fixed. The amount of any increase after the initial term will be payable on a monthly basis.

(13) The Leased Premises shall be used solely for general office purposes in a manner consistent with a first class office building.

(14) The Sub-Lessor shall have unlimited access to show space (with reasonable notice) upon notification of termination of lease.

(15) It is understood and agreed that the Sub-Lessee has no rights to assign or sublet this Lease Agreement.

(16) Hours of service: 8:00a.m. to 5:00p.m. Monday through Friday, except Canadian statutory holidays. Sub-Lessee shall be entitled to 24/7 access to the Leased Premises.

(17) The rates charged for additional support services as outlined in Schedule "B" attached hereto are subject to change on reasonable notice.

(18) Notwithstanding the other clauses contained herein, the Sub-Lessor retains the right to terminate this Lease Agreement at its reasonable, but unfettered discretion for conduct of the Sub-Lessee which is inconsistent with the general practises and policies of the office, including the disturbance and/or annoyance of the other tenants within the floor due to the Sub-Lessee's action and/or behavior. This in no way changes the obligation of the Sub-Lessor in regards to the terms and conditions of this Lease Agreement.

(19) The Sub-Lessee shall at its sole cost and expense keep in good repair and condition (reasonable wear and tear excepted) all of the Leased Premises and every part thereof including without limitation, all glass in the Leased Premises and all improvements, fixtures and furnishings therein. Sub-Lessee must receive prior approval from the Sub-Lessor in writing if pictures are to be hung. Upon vacating the premises any and all damage or special cleaning of the Leased Premises resulting from the Sub-Lessee's occupancy will be repaired and deducted from the security/damage deposit.

(20) In the event the Sub-Lessee is in default in payment of any amounts due and payable under the terms of this Lease Agreement and such default continues for five days after the date such amounts become payable by the Sub-Lessee, and if such default continues for five days after written notice thereof to the Sub-Lessee by the Sub-Lessor, the Sub-Lessor shall have the right to terminate this Lease Agreement and the ensuing months remaining in the Lease Agreement shall immediately become due and payable and the Sub-Lessor may immediately distrain for amounts due under this Lease Agreement.

(21) The Sub-Lessee agrees that during the term of the Lease Agreement and for one (1) year thereafter, the Sub-Lessee and all entities whether directly or indirectly associated with the Sub-Lessee, will not, without the Sub-Lessor's written permission, hire or attempt to hire, as an employee or independent contractor, Sub-Lessor's permanent, part-time or temporary employees or independent contractors. Sub-Lessee further agrees not to hire any of the Sub-Lessor's former employees or independent contractors within six (6) months from the date they leave the Sub-Lessor's employment. The Sub-Lessee agrees to pay the Sub-Lessor a procurement fee of the equivalent to six (6) months salary for each person the Sub-Lessee hires in violation of this clause.

(22) Office Acceptance The Sub-Lessee and/or representative and the Sub-Lessor have inspected the Leased Premises and agree that the office suite is in good condition with the following exceptions:

The Sub-Lessee acknowledges a complete understanding of all our terms, policies and charges and agrees to accept full liability binding upon the signature hereunder, for any authorized charges incurred.

IN WITNESS WHEREOF the parties hereto as authorized signing officers of the company have signed their names this ____ day of __________________, 2004.


CHINA HEALTH HOLDING INC.


Per:   /s/ Julianna (Jenny) Lu
       -----------------------
           Julianna (Jenny) Lu                       ___________________________
      Authorized Signature (Sub-Lessee)              Witness or C/S

                                                     ___________________________
Print Name:   Julianna (Jenny) Lu                    Witness Print Name:
                                                     ___________________________
Print Title:   Chief Executive Officer               Witness Address:


INSIGNIA OFFICE CENTERS (VANCOUVER) INC.


Per:  ________________________________
      Authorized Signature (Sub-Lessor)

                                  Schedule "A"

             6th floor Park Place, 666 Burrard Street, Vancouver, BC


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  Schedule "B"

Pricing in Schedule "D" shall supersede the pricing of Schedule "B".

FACSIMILE SERVICES
Send (long distance charges may apply)                                                           $ 1.00 /page
Receive                                                                                          $ 1.00 /page

COURIER
Local, national and international service waybill, package preparation and dispatch              15% service charge

BOARDROOM/OFFICE RENTAL
Boardroom (advanced booking requested)                                                           Complimentary on a shared
                                                                                                 basis
Boardroom Coffee Service & Set-up (advanced booking requested)                                   $ 10.00
Catering                                                                                         15% service charge

AUDIO-VISUAL EQUIPMENT (Subject to availability. Pre-booking requested.)
TV/VCR                                                                                           Complimentary
Flip chart                                                                                       Complimentary
Overhead Projector                                                                               Complimentary

Equipment or services requested by the Sub-Lessee but not available on location may be rented/supplied through the Sub-Lessor. Cost(s) will be at the applicable fee charged by the supplier plus 15%.

ADDITIONAL SERVICES AVAILABLE

Voicemail box for non-resident persons within same company $30.00 per person per month.
Additional person in office at $95.00 per month.
Specialized business services required by tenants can be arranged on a monthly contract or per use basis.

TELECOMMUNICATIONS
Set Up Fee                                                                                       $ 125.00 /phone
Moves/Changes                                                                                    $ 95.00 /hour
First Phone (includes main number to reception, digital phone set, DID, 2 lines,                 $ 150.00 /month
                     voicemail box, directory listing for main number)
Each Additional Phone (includes digital phone set, DID, 2 lines, voicemail box)                  $ 80.00 /month
Phone Answering                                                                                  INCLUDED
Analog Lines (fax/modem)                                                                         $ 75.00 /month
Long-Distance - Provided by Sub-Lessor (contact Insignia for rates to other countries)           $ 0.11 /min. North America
Private Voice or Data Lines to Office (includes private ADSL/ISDN lines)                         $ 20.00 /line /month

INTERNET
Initial Set Up Fee (includes basic internet connection setup - LAN setup extra)                  $ 125.00
High Speed Internet Access Fee - First User                                                      $ 85.00 /month
         (includes one (1) e-mail address hosting - @insigniacorp.com domain)
Additional Users on Same Internet Access Line (via Sub-Lessee supplied router)                   $ 15.00 /add'l user /month
Additional E-mail Address Hosting (@insigniacorp.com domain)                                     $ 15.00 /month /address

ADMINISTRATIVE & SUPPORT SERVICES
Basic Rate - clerical services, letters, reports, proposals, etc.                                $ 27.00 /hour
Intermediate Rate - merge documents, transcriptions, editing/layout, Excel, Powerpoint, etc.     $ 30.00 /hour
Advanced Computer Services - template design, database conversion, software installation,        $ 40.00 /hour
on-site training, etc.
Database Development and Design                                                                  Contractual basis
Printing black ink                                                                               INCLUDED
Printing color ink                                                                               $ 1.00 /page

All Support Services - minimum billing time of 15 minutes, 5 minute increments thereafter

Priority Service plus 25%
Overtime Rates plus 50%

STATIONERY
Order your stationery supplies at our reduced rates (not applicable to all items)                25% discount

POSTAGE
Daily service - Canada & International - envelopes & parcels                                     15% service charge

PHOTOCOPY SERVICES
Letter, Legal                                                                                     $ 0.15 /copy
Transparencies                                                                                    $ 1.00 /copy
Colour Copies                                                                                     $ 1.00 /copy
Volume copying rate (black & white)                                                               $ 0.10 /copy

PARKING at PARK PLACE
Random                                                                                            $ 218.50 /month
Reserved                                                                                          $ 345.00 /month

SIGNAGE
Lobby directory bar (One-time charge)                                                             $50.00

* All Schedule "B" prices subject to change with reasonable notice.

                                  Schedule "C"


The Sub Lessee agrees to conduct only lawful activities permitted by all government agencies in Canada. The Sub Lessee shall carry on its business or professional practice on the Premises (Centre) in a reputable manner and in compliance with all the provisions of this Rental Agreement. Furthermore, the Sub Lessee agrees that:

1. There is no relationship existing other than landlord-Sub Lessee. The Sub Lessee agrees and acknowledges that the Sub Lessor's liability is limited to the cost of services provided;

2. All insurance requirements and business licenses of the Sub Lessee shall be the responsibility of the Sub Lessee;

3. The following shall not be permitted on the premises;
a.   pets; other than dogs trained to assist disabled persons:
b.   noise generating equipment;
c.   children for more than 30 minutes at a time;
d.   cooking or creation of odorous food or aromas; and
e.   overnight or residential use of space;

4. The Sub Lessee or its invitees will not unreasonably cause or act in any way to disrupt, disturb or cause undue concern to other Sub Lessees, Centre staff or the established standards of conduct of the Centre. The Centre has discretion in determining if the Sub Lessee or it's invitees are in violation of these standards. If in the opinion of the Centre, the Sub Lessee is in violation of the above, the Centre has the right to terminate the Rental Agreement immediately. All rent monies paid by the Sub Lessee including the security deposit will be forfeited;

5. No more than 1 person per Sub Lessee shall utilize the office unless written permission is received;

6. Additional persons other than referred to in (5) will be charged at $95.00 per month;

7. No copies of keys shall be made without written permission of the Sub Lessor and all keys and security access cards shall be returned on termination of tenancy or a charge of $75.00 per key and security access card shall be due;

8. No signs or other materials shall be attached to doors or windows;

9. The Sub Lessee shall be responsible for the costs of damages to their offices, including damage to walls, carpets, furniture/equipment, fair wear and tear excepted; provided such damage was a direct result of the Sub Lessee(s) negligent acts or omissions.

10. This Rental Agreement shall be non-assignable and non-transferable;

11. The Sub Lessee(s) shall obtain explicit permission from the Centre prior to ordering any equipment and/or installation of services which require direct interface with or connection through the Centre's telephone system or auxiliary equipment (for example, dedicated FACSIMILE or MODEM lines or any other equipment supplied by telephone provider or long distance resellers);

12. Subject to the availability of the Designated Space, the Sub Lessee shall be entitled to occupy the space prior to the commencement date of the lease with rent payable at the monthly rate herein pro rated for the number of days from the date of occupancy to the commencement date of the lease. An invoice will be issued to the Sub Lessee upon occupancy to cover this interim period; and

13. During term of this lease the Sub Lessor has the right, upon giving the Sub Lessee 90 days' written notice, to relocate the Sub Lessee to comparable space. The Sub Lessor will pay the cost of physically moving the Sub Lessee to the new space. All references in this lease to the Premises shall deemed to refer to the new space.

14. The Sub Lessee shall leave the Premises at the end of each business day in a condition so as to facilitate the performance of janitorial services in the Premises.

15. The Sub Lessee shall keep the areas in front of and near the Premises clean and free from dirt, rubbish, files and boxes. Storing of products of a flammable or explosive nature is forbidden.

16. The Sub Lessee shall not paint, drill, attach nails, hooks or spikes to, or in any way deface the walls, doors, ceilings, windows, partitions, floors or other material of or in the Premises without the prior written consent of the Sub Lessor. Absolutely no object other than framed paintings and prints may be hung on any wall of the Premises. Any such paintings or prints may only be hung using picture hooks supplied by the Sub Lessor. Any Sub Lessee who fails to comply with the foregoing will be required to immediately remove any object hung on the walls of the Premises and to restore the walls to their original condition.

17. The Sub Lessee shall not permit the floor of the Premises or any part of the Centre to be overloaded nor bring unto or move any safe or other heavy object into the Premises or the Centre without the prior written consent of the Sub Lessor.

18. The Sub Lessee shall not overload the electrical facilities of the Premises.

19. All moving, loading, delivery and shipping of furniture, equipment, supplies or materials to or from the Premises shall be made only through such doorways, corridors, or other openings or passageways and at such times as the Sub Lessor may designate and shall be done at the cost of the Sub Lessee. Any damage caused to the Premises or any part of the Centre or Building during any such activity shall be repaired at the cost of the Sub Lessee. The costs incurred by the Sub Lessor, including the Sub Lessor's administration fee, shall be at the Sub Lessee's expense.

20. The Sub Lessee shall comply with any security requirements relating to the Centre or the Building.

21. The Sub Lessee shall not, without the written consent of the Sub Lessor, enter the janitor closet, mechanical and electrical closets or other service areas in the Centre.

22. The Sub Lessee shall not loiter in the common areas and facilities of the Centre, such as reception areas and secretarial stations.

23. The Sub Lessee shall not harass any employee, agent/contractor of the Sub Lessor.

24. The Sub Lessee shall leave conference rooms in a neat, clean and tidy condition after use.

25. If requested by the Sub Lessor, the Sub Lessee shall pay a charge for any keys or access or user cards to the Building or the Centre.

26. The Sub Lessee shall observe all "No Smoking" signs in the Centre.

27. No parties shall be held by the Sub Lessee in the Premises or any part of the Centre.

28. Conference rooms are to be used by Sub Lessees for meetings only and, for greater certainty, shall not be used by Sub Lessees for conducting classes, seminars or other activities in respect of which the Sub Lessee receives a fee, profit or other financial reward or gain, without the Sub Lessor's prior written consent.

29. The Sub Lessee shall ensure that the rules and regulations are observed strictly by its employees, invitees, agents, and contractors. The Sub Lessee shall be held liable for any failure of any such persons in observing the rules and regulations.

30. No Sub Lessee shall be permitted to monopolize or make excessive use of the common facilities and services of the Centre.

31. The hours of operation of the Centre will be 8:00 a.m. to 5:00 p.m.o , Monday to Friday, subject to change on notice from the Sub Lessor.

32. The Sub Lessor shall have the right to make further and reasonable rules and regulations as in its reasonable judgment are desirable or necessary for the proper operation of the Centre. Important: Failure to observe any of these rules and regulations can result in the exercise of certain remedies by the Sub Lessor, including denial of access to common areas, facilities, and services and the termination of a Sub Lessee's lease.

                                  Schedule "D"

1. NUMBERS OF PERSONS IN OFFICE:
     This is a one person office-lease.

2. FURNITURE:
     The Sub-Lessor shall include one set of furniture in the Leased Premises. Additional furniture can be requested at a cost of $200.00 per set/ per month. Each set of furniture includes 1 desk, 1 credenza and 3 chairs, or an L shaped desk and three chairs.

3. INTERNET INSTALLATION:
     Sub-Lessor will require a signed copy of the one-page "Internet Set-Up Form". The Sub-Lessee is currently requesting _____ Internet connection(s) for the office site. You may require more at a later date. Installation for this service is dependent on Sub-Lessor's suppliers' schedules.

4. TELEPHONE BUSINESS LINES:
     Sub-Lessor will require a signed copy of the "Telecommunications Set-Up Form" and Sprint "LOA" Form (if required) from the Sub-Lessee. Installation for this service is dependent on Sub-Lessor's suppliers' schedules.
     _______________________________________

5. ADDITIONAL INTERNET OR TELEPHONE SERVICES:
     Additional Internet Connections and or Users or additional Telephone Lines must be requested in written form to the Sub-Lessor.

6. BILLING ADDRESS:
     Normal invoicing procedure is to submit the invoice to the occupying tenant.

7. LEASE AGREEMENT CONTACT FOR SUB-LESSEE:
     Name: Julianna Jenny Lu          E-mail Address:info@chinahealthholding.com
     Address:
     Telephone Number:  604.608.6788  Fax number:  604.681.6916

8. ACCOUNTS PAYABLE CONTACT FOR SUB-LESSEE:
     Name
     Address:
     Cell Number:604.779.2682                                 Fax Number:

9. EARLY OCCUPANCY:
     If the Leased Premises are ready for occupancy anytime after December 1 2004, the Sub-Lessee will, upon the Sub-Lessor's request, relocate to the Leased Premises before the Commencement Date of the Lease Agreement. The Sub-Lessor will provide notice no later than five (5) business days prior to the requested relocation date.

10. AUTOMATIC CANCELLATION:
     The full execution of this Lease Agreement will automatically cancel the existing lease effective December 31, 2004 between the parties dated May 11th, 2004 for the leased premises identified as Suite #3523, Park Place, 666 Burrard Street, Vancouver, B.C.

11. OTHER:
     The Sub-Lessor shall be responsible for all physical move costs and set-up costs associated with the relocation from the Sub-Lessee's current 35th floor office to the new 6th floor office in Park Place.